Exhibit 99.1

CONTACT:	William George	777 Post Oak Blvd, Suite 500
	Chief Financial Officer	Houston, Texas 77056
	713-830-9600	713-830-9600
Fax 713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER RESULTS

—    Net Income Increases 46% on Strong Revenues    —

Houston, TX — November 1, 2006 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $8,962,000 or $0.22 per diluted share, for the quarter ended September 30, 2006, as compared to net income of $6,131,000 or $0.15 per diluted share, in the third quarter of 2005.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “The employees of Comfort Systems continued to raise the bar of excellence in the third quarter by creating net income for our stockholders that was 46% higher than the same quarter a year ago.”

The Company reported revenues from continuing operations of $287,676,000 in the current quarter, an increase of 22.3% as compared to $235,252,000 in 2005.  The Company also reported free cash flow of $3,265,000 in the current quarter as compared to free cash flow of $6,630,000 in 2005.  Backlog as of September 30, 2006 was $678,858,000, compared to $689,993,000, as of June 30, 2006 on a same store basis.  Backlog as of September 30, 2005 was $634,093,000 on a same store basis.

Murdy continued, “Backlog levels remain very high, and should support continued activity level increases.  As in the second quarter, our multi-family backlog declined somewhat while our remaining book of business continued to experience a backlog increase.  We believe that the shift of our backlog composition toward other market segments as well as productivity improvement we expect in our underperforming multi-family sector are positive factors for future bottom line performance.”

The Company reported net income for the nine months ended September 30, 2006 of $21,210,000 or $0.52 per diluted share as compared to net income of $11,338,000 or $0.28 per diluted share in 2005.  The Company reported net income from continuing operations for the nine months ended September 30, 2006 of $21,218,000 or $0.52 per diluted share as compared to net income from continuing operations of $12,259,000 or $0.31 per diluted share for the nine months ended September 30, 2005.  The Company reported revenues of $788,451,000 from continuing operations for the first nine months of 2006, as compared to $658,899,000 in 2005.

Bill Murdy concluded, “Internal and external indicators remain positive for nonresidential building construction.  We are continuing to invest in growth and improvement, and we remain optimistic as we head into the fourth quarter and 2007.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Thursday, November 2, 2006 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-210-839-8504.  A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, November 9, 2006 by calling 1-402-530-8074.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with more than 60 locations in 53 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, the use of incorrect estimates for bidding a fixed price contract, retention of key management, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2006 and 2005

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2006	%	2005	%	2006	%	2005	%
Revenues	$287,676	100.0%	$235,252	100.0%	$788,451	100.0%	$658,899	100.0%
Cost of services	241,467	83.9%	196,104	83.4%	663,010	84.1%	553,383	84.0%
Gross profit	46,209	16.1%	39,148	16.6%	125,441	15.9%	105,516	16.0%

SG&A	32,139	11.2%	28,311	12.0%	92,296	11.7%	82,659	12.5%
Gain on sale of assets	(85)	―	(53)	―	(154)	―	(156)	―

Income from operations	14,155	4.9%	10,890	4.6%	33,299	4.2%	23,013	3.5%

Interest expense (income), net	(555)	(0.2)%	5	―	(1,462)	(0.2)%	506	0.1%
Write off of debt costs	―	―	―	―	―	―	870	0.1%
Other expense (income)	(14)	―	39	―	(32)	―	(36)	―
Income before taxes	14,724	5.1%	10,846	4.6%	34,793	4.4%	21,673	3.3%
Income taxes	5,757		4,750		13,575		9,414
Income from continuing operations	8,967	3.1%	6,096	2.6%	21,218	2.7%	12,259	1.9%

Discontinued operations:
Operating income (loss), net of income tax benefit of $27, $242, $132, and $656	(5)		73		(217)		(1,020)
Estimated gain (loss) on disposition, including income tax benefit (expense) of $―, $17, $209, and $(65)	―		(38)		209		99

Net income	$8,962		$6,131		$21,210		$11,338

Income per share:
Basic-
Income from continuing operations	$0.22		$0.16		$0.53		$0.31
Discontinued operations -
Income (loss) from operations	―		―		(0.01)		(0.02)
Estimated gain (loss) on disposition	―		―		0.01		―
Net income	$0.22		$0.16		$0.53		$0.29

Diluted -
Income from continuing operations	$0.22		$0.15		$0.52		$0.31
Discontinued operations -
Income (loss) from operations	―		―		(0.01)		(0.03)
Estimated gain (loss) on disposition	―		―		0.01		―
Net income	$0.22		$0.15		$0.52		$0.28

Shares used in computing income per share:
Basic	40,406		39,372		40,177		39,180
Diluted	41,242		40,382		41,098		40,179

Note 1:  The diluted income per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information (unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2006	%	2005	%	2006	%	2005	%
Income from continuing operations (after tax)	$8,967		$6,096		$21,218		$12,259
Write off of debt costs (after tax)	―		―		―		479
Income from continuing operations (after tax), excluding the write off of debt costs	$8,967	3.1%	$6,096	2.6%	$21,218	2.7%	$12,738	1.9%

Diluted earnings per share — income from continuing operations (after tax), excluding the write off of debt costs	$0.22		$0.15		$0.52		$0.32

Note 1:  Operating results from continuing operations, excluding the write off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on this item was computed using the pro forma effective tax rate of the Company exclusive of this charge.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (unaudited):

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2006	%	2005	%	2006	%	2005	%
Net income	$8,962		$6,131		$21,210		$11,338
Discontinued operations	5		(35)		8		921
Income taxes	5,757		4,750		13,575		9,414
Write off of debt costs	―		―		―		870
Other expense (income)	(14)		39		(32)		(36)
Interest (income) expense, net	(555)		5		(1,462)		506
Gain on sale of assets	(85)		(53)		(154)		(156)
Depreciation and amortization	1,335		1,210		3,850		3,189
Adjusted EBITDA	$15,405	5.4%	$12,047	5.1%	$36,995	4.7%	$26,046	4.0%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income, excluding discontinued operations, income taxes, write off of debt costs, other expense (income), interest (income) expense, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)

Cash and cash equivalents	$68,918	$55,593
Accounts receivable, net	245,382	195,025
Receivable from sale of operations	―	23,800
Costs and estimated earnings in excess of billings	25,295	22,512
Assets related to discontinued operations	741	3,996
Other current assets	29,413	25,149
Total current assets	369,749	326,075

Property and equipment, net	15,197	12,705
Goodwill	62,954	62,954
Other noncurrent assets	4,336	6,949

Total assets	$452,236	$408,683

Current maturities of long-term debt	$ ―	$ ―
Accounts payable	82,237	71,922
Billings in excess of costs and estimated earnings	67,733	53,279
Liabilities related to discontinued operations	440	1,309
Other current liabilities	65,802	68,650
Total current liabilities	216,212	195,160

Long-term debt	―	―

Total liabilities	216,212	195,160

Total equity	236,024	213,523

Total liabilities and equity	$452,236	$408,683

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Cash flow from operating activities	$ 5,556	$ 8,103	$ (6,366)	$ 14,491
Cash flow from investing activities	$(2,580)	$(930)	$19,230	$(5,766)
Cash flow from financing activities	$(1,149)	$81	$461	$(7,592)

Cash flow from operating activities	$5,556	$8,103	$(6,366)	$14,491
Purchases of property and equipment	(2,440)	(1,826)	(6,483)	(5,053)
Proceeds from sales of property and equipment	149	353	428	564
Taxes paid related to the sale of business	―	―	7,020	―
Free cash flow	$3,265	$6,630	$(5,401)	$10,002

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses, less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.